                                                                   EXHIBIT 23.7



                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Devon Energy Corporation



         We consent to the use of our report dated November 9, 2001 included herein relating to the consolidated balance sheets of Anderson Exploration Ltd. as of September 30, 2000 and 2001 and the related consolidated statements of earnings, retained earnings and cash flows for each of the years in the three-year period ended September 30, 2001 and to the reference to our firm under the heading "Experts" in the registration statement.


/s/ KPMG LLP

Chartered Accountants

Calgary Canada

November 28, 2001